Exhibit 99.A
Attractive Natural Gas Hedges 1 1 Reflects September-December 2 Source: Credit Suisse Note: NYMEX pricing and hedge positions are as of September 13, 2010. Natural gas production with floors reflects domestic production. 2011 and 2012 percentages based on 2010E production. Natural gas expected domestic production includes the company's proportionate share of Four Star Natural Gas ($MMBtu) (CHART) $4.73 $5.36 $5.97 $6.00 $6.36 $4.05 20101 2011 2012 EP Percent Hedged 70% 75% 25% Industry Avg. Percent Hedged2 N/A 30% 12%

Production-Related Derivative Schedule 2 Note: Domestic U.S. positions as of September 13, 2010 Fixed price-Legacy Fixed price Puts Collars-Ceiling Collars-Floor Avg. floor Fixed price Collars-Ceiling Collars-Floors Avg. floor Notional Volume (TBtu) Avg. Hedge Price ($/MMBtu) 1.5 34.3 12.9 5.6 5.6 54.2 1.03 0.55 0.55 1.57 $ 3.78 $ 5.76 $ 6.57 $ 7.50 $ 6.50 $ 5.97 $ 77.02 $ 91.33 $ 75.00 $ 76.32 2.3 54.1 63.7 1.46 $ 3.93 $ 6.50 $ 6.36 $ 95.00 Natural Gas Crude Oil 2010 Notional Volume (TBtu) Avg. Hedge Price ($/MMBtu) 2012 Notional Volume (TBtu) Avg. Hedge Price ($/MMBtu) 4.6 141.5 18.3 18.3 171.7 2.01 2.01 2.01 $ 3.86 $ 6.07 $ 7.29 $ 6.00 $ 6.00 $ 95.56 $80.00 $ 80.00 2011 Notional Volume (MMBbls) Avg. Hedge Price ($/Bbl) 2010 Notional Volume (MMBbls) Avg. Hedge Price ($/Bbl) 2011 Notional Volume (MMBbls) Avg. Hedge Price ($/Bbl) 2012